               UNITED STATES SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C. 20549


                                 FORM 8-K

                                Current Report
                      Pursuant to Section 13 or 15(d) of
                      the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):             November 30, 2000.

                             STAN LEE MEDIA, INC.
                             --------------------
            (Exact name of registrant as specified in its charter)


     Colorado                 0-28530                84-1341980
     --------                 -------                ----------
 (State or other            (Commission           (I.R.S. Employer
 jurisdiction of            File Number)           Identification
 incorporation)                                        Number)



15821 Ventura Boulevard, Suite 675, Encino, California                  91436
------------------------------------------------------                  -----
(Address of Principal executive offices)                              (Zip Code)


Registrant's telephone number, including area code:        (818) 461-1757
                                                           --------------


                        Not Applicable
                        --------------
(Former name or former address, if changed since last report.)
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Item 5.   Other Items

          On November 30, 2000, Stan Lee Media, Inc. announced that it had executed definitive agreements with respect to bridge financing of up to $2.2 million, pursuant to which it had sold $1 million in convertible debentures, and that it had reached an agreement in principle with Alborz Select Opportunities Fund with respect to an equity line of up to $40 million, subject to certain conditions. The press release attached hereto as Exhibit 99.1 is incorporated by reference herein.

Item 7.   Financial Statements, Pro Forma Financial Information and Exhibits

(a)  Financial Statements of Businesses Acquired.

       None

(b)  Pro Forma Financial Information.

       None

(c)  Exhibits

       The following exhibits are filed with this report:



Exhibit
Number    Description
-------   -----------

10.1 Securities Purchase Agreement, dated as of November 30, 2000, between the Registrant and Bond Street Partners, L.P.
10.2 6% Convertible Debenture, dated as of November 30, 2000, by the Registrant in favor of Bond Street Partners, L.P.
10.3 Form of Registration Rights Agreement, dated as of November 30, 2000, between the Registrant and Bond Street Partners, L.P.
10.4 Warrant, dated as of November 30, 2000, by the Registrant in favor of Bond Street Partners, L.P.
99.1 Press Release
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     SIGNATURE
     ---------

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.


                                STAN LEE MEDIA, INC.
                                --------------------
                                    (Registrant)


Date:  December 4, 2000         By:  /s/ Stephen Gordon
                                ----------------------------------------------
                                Stephen Gordon
                                Executive Vice President - Operations
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                              EXHIBIT INDEX



EXHIBIT
NUMBER    DESCRIPTION
-------   -----------

10.1 Securities Purchase Agreement, dated as of November 30, 2000, between the Registrant and Bond Street Partners, L.P.
10.2 6% Convertible Debenture, dated as of November 30, 2000, by the Registrant in favor of Bond Street Partners, L.P.
10.3 Form of Registration Rights Agreement, dated as of November 30, 2000, between the Registrant and Bond Street Partners, L.P.
10.4 Warrant, dated as of November 30, 2000, by the Registrant in favor of Bond Street Partners, L.P.
99.1 Press Release